================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                  TUBOSCOPE VETCO INTERNATIONAL CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                   TUBOSCOPE VETCO INTERNATIONAL CORPORATION

                             --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 19, 1997

                             --------------------


   The 1997 Annual Meeting of the Stockholders of Tuboscope Vetco International Corporation (the "Company") will be held at 10:00 a.m., local time, on May 19, 1997, at The Omni Houston Hotel, 4 Riverway, Houston, Texas 77056, for the following purposes:

   1. To elect a board of six directors for the ensuing year or until the election and qualification of their respective successors.

   2. To approve an amendment to the Company's Certificate of Incorporation, which will change the name of the Company to Tuboscope Inc.


   3. To transact such other business as may properly come before the meeting.

   Only stockholders of record of the Company's Common Stock at the close of business on April 1, 1997 will be entitled to notice of, and to vote at, the 1997 Annual Meeting and any adjournment or postponement thereof.

                           By order of the Board of Directors,


                           /s/ JAMES F. MARONEY, III
                           ---------------------------------------------
                           James F. Maroney, III
                           Vice President, Secretary and General Counsel

Houston, Texas
April 15, 1997

                   TUBOSCOPE VETCO INTERNATIONAL CORPORATION
                                2835 HOLMES ROAD
                              HOUSTON, TEXAS 77051

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 19, 1997

                                ---------------

                                PROXY STATEMENT

                                ---------------

                            SOLICITATION OF PROXIES


   The accompanying proxy is solicited on behalf of the Board of Directors of Tuboscope Vetco International Corporation (the "Company") for use at the 1997 Annual Meeting of Stockholders (the "Meeting") to be held at The Omni Houston Hotel, 4 Riverway, Houston, Texas 77056, on May 19, 1997 at 10:00 a.m., local time, and at any and all adjournments or postponements thereof.

   All shares represented by each properly executed, unrevoked proxy received in time for the Meeting will be voted in the manner specified therein. If the manner of voting is not specified in an executed proxy received by the Company, the proxy will be voted FOR (i) the election of the six nominees for election to the Board of Directors listed in the proxy and (ii) the approval of an amendment to the Company's Certificate of Incorporation, which will change the name of the Company to Tuboscope Inc. If any other matters are properly presented at the Meeting for consideration, including, among other things, consideration of a motion to adjourn the Meeting to another time or place, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

   Any stockholder has the power to revoke his or her proxy at any time before it is voted. A proxy may be revoked (i) by delivering a written notice of revocation to the Secretary of the Company at or before the taking of the vote at the Meeting, (ii) by executing a later-dated proxy and delivering it to the Secretary of the Company prior to the taking of the vote at the Meeting or (iii) by attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of the proxy).

   This proxy statement is being mailed to the Company's stockholders on or about April 18, 1997. The expense of soliciting proxies will be borne by the Company. The solicitation will be by mail. Expenses include reimbursement paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Meeting to beneficial owners of the Common Stock of the Company (the "Common Stock"). Further solicitation of proxies may be made by telephone or oral communication with stockholders by the Company's regular employees who will not receive additional compensation for the solicitation and by Morrow & Co., Inc., whose services to the Company will include the search and distribution of materials as well as the solicitation of proxies from brokers, banks and nominees for which it will receive payment of $3,500 plus out of pocket expenses.


                      OUTSTANDING SHARES AND VOTING RIGHTS

   Only holders of record of the 43,585,836 shares of Common Stock outstanding at the close of business on the record date, April 1, 1997, will be entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof. On each matter to be considered at the Meeting, each stockholder will be entitled to cast one vote for each share of Common Stock held of record by such stockholder on April 1, 1997.

   In order to constitute a quorum for the conduct of business at the Meeting, a majority of the outstanding shares of the Common Stock entitled to vote at the Meeting must be represented at the Meeting. Under the Company's bylaws and Delaware law, shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.


                 VOTING SECURITIES AND CERTAIN HOLDERS THEREOF

   The following table sets forth as of April 1, 1997, the amount and percentage of the outstanding shares of the Common Stock which, according to the information supplied to the Company, are beneficially owned by (i) each of the directors of the Company and Tuboscope Vetco International Inc., the Company's wholly-owned subsidiary ("TVI"), individually (each of whom is also a nominee for election as a director of the Company), (ii) each of the Named Officers (as defined herein), (iii) all directors and executive officers of the Company and TVI as a group and (iv) each person or entity who is known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock. Except to the extent indicated in the footnotes to the following table, each of the persons or entities listed therein has sole voting and sole investment power with respect to the shares which are deemed beneficially owned by such person or entity.


                                               SHARES OF      PERCENTAGE OF
                                             COMMON STOCK      OUTSTANDING
                                             BENEFICIALLY       SHARES OF
NAME OF BENEFICIAL OWNER                        OWNED(1)      COMMON STOCK
----------------------------------------   ---------------   --------------
DIRECTORS/NAMED OFFICERS:
L.E. Simmons(2)..........................    13,500,416          29.3%
Eric L. Mattson(3).......................     4,445,047           9.9%
Jerome R. Baier(4).......................       807,952           1.9%
Martin R. Reid(5)........................       243,335            *
William V. Larkin, Jr.(6)................       221,571            *
J.S. Dickson Leach(7)....................       182,155            *
John F. Lauletta(8)......................       114,293            *
Kenneth L. Nibling(9)....................        95,738            *
Martin I. Greenberg(10)..................        84,826            *
James F. Maroney, III(11)................        83,591            *
Joseph C. Winkler(12)....................        59,942            *
All directors and executive officers as
 a group (11 persons)(13)................    19,864,014          41.2%

BENEFICIAL OWNERS--5% OR MORE:

SCF-III, L.P.(14)........................     6,733,000          14.6%
  6600 Texas Commerce Tower
  Houston, TX 77002
DOS Partners, L.P.(15)...................     5,366,417          12.3%
  6600 Texas Commerce Tower
  Houston, TX 77002


                                               SHARES OF      PERCENTAGE OF
                                             COMMON STOCK      OUTSTANDING
                                             BENEFICIALLY       SHARES OF
NAME OF BENEFICIAL OWNER                        OWNED(1)      COMMON STOCK
----------------------------------------   ---------------   --------------
Baker Hughes Incorporated(16)...........       4,436,047         10.2%
   3900 Essex Lane, Suite 1200
   Houston, TX 77027

Kadoorie McAuley International Ltd.(17).       3,394,316          7.8%
   23rd Floor, St. George's Building
   2 Ice House Street, Central
   Hong Kong

State of Wisconsin Investment Board(18).       3,325,600          7.6%
   P.O. Box 7842
   Madison, WI 53707

Actinium Holding Corporation(19)........       3,254,967          7.5%
   24th Floor, St. George's Building
   2 Ice House Street, Central
   Hong Kong

Panmell (Holdings) Ltd.(20).............       2,437,862          5.6%
   905 Silvercord, Tower 2
   30 Canton Road
   Tsimshatsui, Kowloon
   Hong Kong

-----------------------
*  Represents ownership of less than 1.0%.

(1) Except for information based on Schedules 13G and 13D, as indicated in the footnotes hereto, beneficial ownership is stated as of April 1, 1997 and includes shares subject to options exercisable within 60 days after April 1, 1997 held by each person, as if such shares were outstanding on April 1, 1997.

(2) Includes 5,366,417 shares which are beneficially owned by DOS Partners, L.P. See footnote 15 below. The general partner of DOS Partners, L.P. is SCF Partners, L.P. and the general partner of SCF Partners, L.P. is L.E. Simmons & Associates, Incorporated, of which L.E. Simmons is the president, a director and sole stockholder. Also includes 6,733,000 shares which are beneficially owned by SCF-III, L.P. See footnote 14 below. The general partner of SCF-III, L.P. is SCF-II, L.P. and the general partner of SCF-II, L.P. is L.E. Simmons & Associates, Incorporated. Also includes 1,399,999 shares which are beneficially owned by FGSI Partners, L.P. The general partner of FGSI Partners, L.P. is SCF Partners, L.P. and the general partner of SCF Partners, L.P. is L.E. Simmons & Associates, Incorporated. Mr. Simmons disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. Also includes 1,000 shares subject to options exercisable within 60 days of April 1, 1997.

(3) Includes 4,436,047 shares which are beneficially owned by Baker Hughes Incorporated ("BHI"). See footnote 16 below. Eric L. Mattson is the Vice President and Chief Financial Officer of BHI and has the authority to exercise voting or investment power on behalf of BHI with respect to all or part of these shares. However, Mr. Mattson disclaims beneficial ownership of these shares. Also includes 9,000 shares subject to options exercisable within 60 days of April 1, 1997.

(4) Includes 774,952 shares beneficially owned by The Northwestern Mutual Life Insurance Company ("Northwestern"). Mr. Baier is Director--Securities of Northwestern and has shared voting and investment power with respect to these shares. However, Mr. Baier disclaims beneficial ownership of these shares. Also includes 33,000 shares subject to options exercisable within 60 days of April 1, 1997.

                                                     PRELIMINARY PROXY MATERIALS

(5) Includes 237,700 shares subject to options exercisable within 60 days of April 1, 1997.

(6) Includes 220,802 shares subject to options exercisable within 60 days of April 1, 1997.

(7) Includes 1,000 shares subject to options exercisable within 60 days of April 1, 1997.

(8) Includes 50,000 shares subject to options exercisable within 60 days of April 1, 1997 and a right to receive 5,806 shares under the Company's 1996 Equity Participation Plan.

(9) Includes 67,650 shares subject to options exercisable within 60 days of April 1, 1997.

(10) Includes 82,287 shares subject to options exercisable within 60 days of April 1, 1997.

(11) Includes 67,650 shares subject to options exercisable within 60 days of April 1, 1997.

(12) Includes 15,483 shares subject to options exercisable within 60 days of April 1, 1997.

(13) Includes shares which may be deemed to be beneficially owned by Messrs. Simmons, Mattson and Baier. See Notes (2), (3) and (4).

(14) According to Schedule 13D filed by SCF-III, L.P. Includes 2,533,000 shares that may be acquired upon exercise of the SCF Warrants (as defined herein).

(15) According to Schedule 13D filed by DOS Partners, L.P.

(16) According to the Schedule 13D filed by Baker Hughes Incorporated ("BHI"). Includes 1,250,000 shares which may be acquired upon exercise of the BHI Warrants (as defined herein).

(17) According to Schedule 13D filed by Kadoorie McAuley International Ltd.

(18) According to the Schedule 13G filed by the State of Wisconsin Investment Board, an agency of the State of Wisconsin, which manages public pension funds.

(19) According to Schedule 13D filed by Actinium Holding Corporation.

(20) According to Schedule 13D filed by Panmell (Holdings) Ltd.


REGISTRATION RIGHTS

Fiber Glass Systems Acquisition

   On March 7, 1997, pursuant to an Agreement and Plan of Merger dated as of March 7, 1997 (the "FGS Merger Agreement") among the Company, FGS Acquisition Corp., a Texas corporation and wholly owned subsidiary of the Company ("Merger Sub"), Fiber Glass Systems, Inc., a Texas Corporation ("FGS"), and the stockholders of FGS, Merger Sub was merged (the "FGS Merger") with and into FGS, with FGS continuing as a wholly owned subsidiary of the Company. In connection therewith, the Company entered into a Registration Rights Agreement dated as of March 7, 1997 (the "FGS Registration Rights Agreement") with certain stockholders of FGS (the "FGS Stockholders"). Under the terms of the FGS Registration Rights Agreement, the FGS Stockholders are entitled to certain "piggyback" registration rights with respect to the shares of Common Stock obtained pursuant to the FGS Merger, including those which may be received pursuant to the earnout provisions contained in the FGS Merger Agreement (collectively, the "FGS Registrable Securities"). The piggyback registration rights permit the FGS Stockholders to sell all or part of their shares, subject to certain terms and conditions, as part of a proposed registration by the Company under the Securities Act of 1933, as amended (the "Securities Act").

                                                     PRELIMINARY PROXY MATERIALS

   The Company will pay substantially all of the expenses associated with the above-mentioned registration rights. Such registration rights are subordinate to, and not inconsistent with, the registration rights granted pursuant to the Drexel Registration Rights Agreement (as defined below).

Drexel Merger

   On April 24, 1996, pursuant to an Agreement and Plan of Merger dated as of January 3, 1996 among the Company, Grow Acquisition Limited, a Bermuda corporation and wholly owned subsidiary of the Company ("Sub"), and D.O.S. Ltd., a Bermuda corporation ("Drexel"), Sub was merged with and into Drexel, with Drexel continuing as a wholly owned subsidiary of the Company (the "Drexel Merger"). In connection with the Drexel Merger, the Company entered into a Registration Rights Agreement dated as of April 24, 1996 (the "Drexel Registration Rights Agreement") with SCF-III, L.P., DOS Partners, L.P., Panmell (Holdings), Ltd. ("Panmell"), Actinium Holding Corporation ("Actinium") and Kadoorie McAuley International Ltd. ("KMIL") (together, the "Drexel Stockholders"). Under the terms of the Drexel Registration Rights Agreement, such stockholders have certain "piggyback" and demand rights, subject to certain terms and conditions, to register for resale shares of Common Stock obtained pursuant to the Drexel Merger, the 4,200,000 shares of Common Stock to be obtained by SCF pursuant to that certain Subscription Agreement dated as of January 3, 1996 between the Company and SCF (the "Subscription Agreement") and the 2,533,000 shares (subject to adjustment) of Common Stock which may be obtained by SCF upon exercise of the certain warrants obtained by SCF pursuant to the Subscription Agreement (the "Registrable Securities"). From and after the first anniversary date of the Drexel Registration Rights Agreement, and subject to the conditions contained therein, the holder or holders of an aggregate of a majority of the Registrable Securities then owned or held by SCF and DOS Partners or their assignees and the holder or holders of an aggregate of a majority of the Registrable Securities then owned or held by Panmell, Actinium, KMIL or their assignees may each make one written demand that the Company register for sale all or part of the Registrable Securities owned or held by such group; provided, however, that the estimated proceeds of the Registrable Securities proposed to be sold must exceed $10,000,000 and provided further that the Company shall not be required to effect more than one demand registration in a twelve month period.

   Under the terms of the Drexel Registration Rights Agreement, if the Company proposes to file a registration statement under the Securities Act, the Company is required to offer each holder of Registrable Securities the opportunity to register such number of Registrable Securities as such holder may request; provided, however, that the Company is not required to offer the holders of the Registrable Securities the opportunity for registration if the proposed registration statement is a registration of securities to be offered in connection with or pursuant to (i) a stock option or employee incentive compensation plan, (ii) a stockholder reinvestment plan or (iii) an exchange for any securities or assets of, or in connection with a merger or consolidation with, an unaffiliated company.

   The above registration rights are subject to further restrictions as may be imposed by the underwriters in any underwritten public offering, and, with respect to the demand registration rights, to certain "black-out" periods as described in the Drexel Registration Rights Agreement.

   The Drexel Registration Rights Agreement also provides that the Company shall not effect any public sale or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities, except on Form S-8 (or its successor form), during the ten days prior to, and during the 90-day period beginning on, the effective date of any demand registration in which the holders of Registrable Securities are participating (except pursuant to such registration statement).

   Expenses of registration pursuant to either piggyback or demand registration rights will generally be borne by the Company.

   Under the terms of the Drexel Registration Rights Agreement, the Company may not grant any new registration rights to any person without the prior written consent of the holder or holders of a majority of the Registrable Securities unless such rights are subordinate to the rights described in the Drexel Registration Rights Agreement and not inconsistent with such rights.

                                                     PRELIMINARY PROXY MATERIALS

Initial Capitalization

   The Company, Brentwood Associates IV, L.P. ("Brentwood"), Hub Associates (together with Brentwood, "BA"), the Management Investors (as hereinafter defined), certain institutional and other investors (collectively, the "Other Investors"), and certain other institutional and other investors (the "Institutional Investors") who acquired shares of Common Stock in connection with the initial capitalization of the Company, are parties to a stockholders' agreement (the "Stockholders' Agreement"). The Stockholders' Agreement provides for "demand" registration rights for each of BA and the Other Investors, as a group, and the Institutional Investors, as a group. These demands may be triggered at any time by the written request of holders of at least 25% (with respect to the initial demand registration) or 50% (with respect to any subsequent demand registration) of the shares of Common Stock initially issued to either of such groups which remain privately held by members of such groups. Such registration rights are subject to termination under certain circumstances. The number of demand registrations which may be instituted by each of BA and the Other Investors, as a group, and the Institutional Investors, as a group, may not exceed two by each group. In the case of a demand registration instituted by either group, the Stockholders' Agreement provides "piggyback" registration rights to the other group, the Company and any of the Company's other current stockholders which allow them to sell all or part of their Common Stock as part of such demand registration under certain circumstances and subject to certain restrictions. In addition, the Stockholders' Agreement provides for certain "piggyback" registration rights to BA, the Other Investors and the Institutional Investors when the Company proposes to register shares of Common Stock (or securities convertible or exchangeable for Common Stock) under the Securities Act for public sale, whether or not for its own account. The Stockholders' Agreement provides that the Company will pay substantially all of the expenses associated with the foregoing registration rights.

Vetco Services Acquisition

   As partial consideration for the acquisition of substantially all of the foreign operations of Baker Hughes Tubular Services, Inc. ("Vetco Services") from BHI, the Company issued to BHI 100,000 shares of Series A Convertible Preferred Stock and 1,686,047 shares of Common Stock. In connection therewith, the Company granted to BHI certain "demand" registration rights which may be triggered with respect to such shares of Common Stock or shares of Common Stock which are issued by the Company upon conversion or exchange of the Series A Convertible Preferred Stock (the "BHI Registrable Securities") by the written request of holders of at least 50% of the BHI Registrable Securities who request that at least 25% of the BHI Registrable Securities be registered, provided the expected price to the public is equal to or greater than $8,000,000. Such registration rights are subject to termination under certain circumstances and such holders may not request more than two demand registrations. In addition, BHI received "piggyback" registration rights which allow it to sell all or part of its shares as part of a proposed registration by the Company under the Securities Act for the public sale of such shares of Common Stock, whether or not for its own account, subject to certain conditions and restrictions. The Company will pay substantially all of the expenses associated with these registration rights.

   Pursuant to that certain Exchange Agreement dated as of January 3, 1996 (the "Exchange Agreement") between the Company and BHI, the Company issued to BHI 1,500,000 shares of Common Stock and warrants (the "BHI Warrants") to purchase, subject to adjustment under certain circumstances, an aggregate of 1,250,000 shares of Common Stock at an exercise price of $10 per share expiring on December 31, 2000, in exchange for all of the 1000,000 shares of Series A Convertible Preferred Stock held by BHI (the "BHI Exchange"). Pursuant to the Exchange Agreement, BHI agreed that its registration rights with respect to the shares of Common Stock received in connection with the BHI Exchange and the shares of Common Stock issuable upon exercise of the BHI Warrants will be subordinate to the registration rights granted pursuant to the Drexel Registration Rights Agreement. BHI's registration rights with respect to the 1,686,047 shares of Common Stock owned by BHI prior to the BHI Exchange will be superior to the registration rights granted pursuant to the Drexel Registration Rights Agreement.

BHI Right of First Refusal

   BHI is prohibited from selling or otherwise disposing of (except in privately negotiated transactions) more than an aggregate of 3% of the Company's then outstanding shares of Common Stock during any period of six months or less without first offering the Company the opportunity to repurchase the number of proposed shares to be sold which exceeds 3% of the total outstanding shares.
The Company has five business days after its receipt of notice of such proposed sale to elect to repurchase the shares at a price per share equal to the average of the market prices of the Common Stock over a ten-day period. If the Company fails to make such election, then BHI may sell or so dispose of such shares for a period of six months. BHI is also prohibited from selling or otherwise disposing of more than an aggregate of 5% of the Company's then outstanding shares of Common Stock in a privately negotiated transaction or series of transactions without first offering such shares to the Company. The Company has five business days after its receipt of notice of such proposed sale to elect to repurchase either all such shares or any or all of such shares in excess of 500,000 shares for the price and upon the terms specified in the notice. If the Company fails to make such election, then BHI may sell or so dispose of such shares for a period of 90 days at a price and on terms no more favorable than was specified in the notice.

BHI Standstill

   BHI has agreed that so long as it is the beneficial owner of the shares of Common Stock acquired in connection with the Vetco Services acquisition it will not (i) acquire, offer to acquire, or agree to acquire any shares of Common Stock (or rights to acquire Common Stock), which would increase its percentage ownership of the outstanding Common Stock to that greater than its percentage ownership immediately following the acquisition, (ii) make or participate in any solicitation of proxies to vote any of the Company's voting securities or (iii) form, join in, or participate in a voting group with respect to any of the Company's voting securities. Notwithstanding the foregoing and subject to the provisions of the Company's Certificate of Incorporation, if, during the term of the standstill, BHI beneficially owns restricted securities issued as part of the Vetco Services acquisition which represent more than 5% of the Company's outstanding Common Stock and BHI derives no greater than $2,000,000 of revenue from its businesses in direct competition with the Company, then, at BHI's request, the Company shall nominate at BHI's direction one person to the Company's Board of Directors. In January 1994, BHI made such request and Eric
L. Mattson was appointed to the Company's Board of Directors at that time and is a nominee for re-election to the Board by the stockholders. See "Proposal 1-- Election of Directors."

   In addition, the Exchange Agreement provides that BHI may not, prior to December 31, 1997, sell the shares of Common Stock received in the BHI Exchange, the BHI Warrants and the shares of Common Stock issuable upon exercise of the BHI Warrants, subject to certain exceptions.


                       EXECUTIVE OFFICERS OF THE COMPANY

   The following table sets forth the names, ages and titles of the executive officers of the Company and TVI as of April 1, 1997. Executive officers serve in the same capacity for both the Company and TVI.

        NAME               AGE                  POSITION
        ----               ---                  --------

L.E. Simmons               50         Chairman of the Board
John F. Lauletta           52         President and Chief Executive Officer
Joseph C. Winkler          45         Executive Vice President, Chief Financial Officer and Treasurer
Martin I. Greenberg        57         Vice President, Controller, Assistant Treasurer and Assistant Secretary
Kenneth L. Nibling         46         Vice President--Human Resources and Administration
James F. Maroney, III      46         Vice President, Secretary and General Counsel
Clay C. Williams           34         Vice President--Corporate Development


   Set forth below are descriptions of the backgrounds of the executive officers of the Company and TVI and their principal occupations for the past five years. For a description of the background of Messrs. Simmons and Lauletta, see "Proposal 1--Election of Directors." The Company is not aware of any family relationships among any of its directors and executive officers.

   Joseph C. Winkler has been Executive Vice President, Chief Financial Officer and Treasurer of the Company and TVI since April 1996. From 1993 to April 1996, Mr. Winkler served as the Chief Financial Officer of Drexel. Prior to joining Drexel, he was Chief Financial Officer of Baker Hughes INTEQ and served in a similar role for various BHI companies, including Eastman/Teleco and Milpark Drilling Fluids. For ten years prior to joining BHI, Mr. Winkler held the position of Chief Financial Officer of an independent oil and gas producer after having spent several years with Arthur Young and Company.

   Martin I. Greenberg has been Vice President, Controller, Assistant Treasurer and Assistant Secretary of the Company and TVI since November 1991. From June 1991 to November 1991, Mr. Greenberg was Vice President-Finance and Controller of the Company and TVI. Mr. Greenberg served as Vice President-Controller and Assistant Secretary of the Company and TVI from July 1990 to June 1991. Mr. Greenberg was Assistant Controller of TVI from January 1974 to July 1990.

   Kenneth L. Nibling has been Vice President-Human Resources and Administration of the Company and TVI since December 1991. From July 1988 to November 1991, Mr. Nibling was Director of Human Resources for Union Texas Petroleum Corp., an international exploration and production company. From January 1984 to July 1988, Mr. Nibling was Manager, Compensation and Employment for Louisiana Land and Exploration Company.

   James F. Maroney, III has been Vice President of the Company and TVI since May 1991, Secretary of the Company and TVI since January 1991 and General Counsel of the Company and TVI since November 1989. Mr. Maroney was Assistant Secretary of the Company and TVI from December 1989 to January 1991. Mr. Maroney was Associate General Counsel and Head of Litigation for TransAmerican Natural Gas Corporation, a gas production company, from 1987 to 1989. From 1985 to 1987, Mr. Maroney was in a private law practice specializing in commercial litigation.

   Clay C. Williams has been Vice President--Corporate Development of the Company and TVI since February 1997. From April 1996 to February 1997, Mr. Williams was Director of Corporate Development of the Company and TVI. From March 1996 to April 1996, Mr. Williams was Director of Corporate Development of Drexel. Mr. Williams was an associate at SCF Partners from December 1993 to March 1996. From July 1992 to December 1993, Mr. Williams was a graduate student at the University of Texas business school. Mr. Williams was a senior petrophysical engineer for Shell Oil Company from 1985 to July 1992.

                             EXECUTIVE COMPENSATION

   No cash compensation has been paid or is anticipated to be paid to any of the directors of the Company or TVI, or to any officers of the Company, in their capacities as such, except that certain of such persons receive annual compensation for membership on the Board of Directors plus compensation for attending meetings of the Board of Directors or certain committees of the Board of Directors of the Company and TVI. See "Proposal 1--Election of Directors." The following table sets forth certain information regarding the annual and long-term compensation for services in all capacities to TVI for the fiscal years ended December 31, 1994, 1995 and 1996, of those persons who were at December 31, 1996 either (i) chief executive officer or (ii) one of the other four most highly compensated executive officers of TVI (the "Named Officers"):

                           SUMMARY COMPENSATION TABLE


                                                                                                    LONG TERM
                                                                                                  COMPENSATION
                                                      ANNUAL COMPENSATION                           AWARDS OF
                                      ----------------------------------------------------            STOCK             ALL
NAME AND                                                                    OTHER ANNUAL             OPTIONS           OTHER
PRINCIPAL POSITION                      YEAR   SALARY(1)       BONUS       COMPENSATION(2)           (SHARES)      COMPENSATION(3)
------------------                    ------   ---------     -----------   ---------------        -----------     ----------------
John F. Lauletta,                       1996   $164,014      $278,099 (5)                0                 0      $    1,103
President and Chief
 Executive Officer(4)

William V. Larkin, Jr.,                 1996    113,198             0                    0                 0       2,436,621 (6)
President and Chief                     1995    250,000       100,000                    0            43,800           4,415
 Executive Officer(4)                   1994    242,708       250,000                    0            40,000           2,991

Joseph C. Winkler,                      1996     97,885        93,000                    0                 0               0
Executive Vice President
 Chief Financial Officer and
 Treasurer(7)

James F. Maroney, III,                  1996    127,292        72,800                    0            22,000           1,910
Vice President, Secretary and           1995    125,000        50,000 (8)                0            10,900           1,953
 General Counsel                        1994    103,800        50,000                    0            10,000           1,476

Kenneth L. Nibling,                     1996    118,208        68,320                    0            22,000           1,773
Vice President--Human                   1995    115,000        18,400                    0            10,900           1,747
 Resources and Administration           1994    108,525        46,000                    0            10,000           1,484

Martin I. Greenberg,                    1996     92,475        53,424                    0            20,000           1,348
Vice President, Controller,             1995     90,000        15,400 (9)                0            10,900           1,350
 Assistant Treasurer and                1994     85,822        41,000 (10)               0            10,000           1,287
 Assistant Secretary
----------------------------

(1) Includes amounts deferred by the Named Officers under the Company's 401(k) Thrift Savings Plan.

(2) Includes (a) living, travel and other expense reimbursement, (b) the cost of Company provided automobiles, and (c) club dues reimbursement, but only if such payments to the Named Officer exceed the lesser of $50,000 or 10% of the total annual salary and bonus of the Named Officer.

(3) Includes (i) matching contributions by the Company under the Company's 401(k) Thrift Savings Plan in the 1996, 1995 and 1994 amounts of $1,351, $2,915 and $2,991, respectively, for Mr. Larkin, $1,268, $1,238 and $1,287, respectively, for Mr. Greenberg, $1,447, $1,342 and $1,484, respectively, for Mr. Nibling, $1,747, $1,536 and $1,476, respectively, for Mr. Maroney and in the 1996 amounts of $1,103 and $0 for Mr. Lauletta and Mr. Winkler, respectively, and (ii) matching contributions by the Company under the

     Company's nonqualified deferred compensation plan in the 1996 amounts of $0 for Mr. Larkin, $0 for Mr. Lauletta, $80 for Mr. Greenberg, $326 for Mr. Nibling, $163 for Mr. Maroney and $0 for Mr. Winkler.

(4) Mr. Larkin was the President and Chief Executive Officer of the Company until the closing of the Drexel Merger on April 24, 1996. Following the closing of the Drexel Merger, Mr. Lauletta became President and Chief Executive Officer of the Company. Mr. Larkin is no longer employed by the Company.

(5) Includes an incentive award of $206,250 and a grant of 5,806 shares of Common Stock under the Company's Equity Participation Plan. The 5,806 shares of Common Stock were valued at the fair market value of the Common Stock ($12.375) on August 15, 1996, the date of grant.

(6) Includes $1,650,286 for severance and $784,984 for excise tax and gross up on excise tax paid to Mr. Larkin in April 1996 in connection with his resignation from office pursuant to the terms of his executive agreement upon the closing of the Drexel Merger. See "Certain Transactions."

(7) In connection with the Drexel Merger, Mr. Winkler became the Executive Vice President, Chief Financial Officer and Treasurer of the Company on April 24, 1996.

(8)  Includes a $30,000 special recognition bonus for Mr. Maroney.

(9)  Includes a $1,000 special recognition bonus for Mr. Greenberg.

(10) Includes a $5,000 special recognition bonus for Mr. Greenberg.

   The following table sets forth certain information with respect to grants of stock options pursuant to the Amended and Restated Stock Option Plan for Key Employees and Directors of Tuboscope Vetco International Corporation (the "Company Stock Option Plan") during fiscal year 1996 to the Named Officers.

                      OPTION GRANTS IN LAST FISCAL YEAR(1)

                                                                                             POTENTIAL
                                         PERCENTAGE                                    REALIZABLE VALUE AT
                                          OF TOTAL                                        ASSUMED ANNUAL
                                          OPTIONS     EXERCISE                         RATES OF STOCK PRICE
                                         GRANTED TO   OR BASE                              APPRECIATION
                            OPTIONS       EMPLOYEES    PRICE                              FOR OPTION TERM
                            GRANTED       IN FISCAL     PER      EXPIRATION            ---------------------
NAME                        (SHARES)         YEAR      SHARE       DATE                    5%          10%
----                        -------       ---------   --------   -----------            --------    ---------
John F. Lauletta.                 0            --         --           --                     --          --
William V. Larkin, Jr.            0            --         --           --                     --          --
Joseph C. Winkler                 0            --         --           --                     --          --
James F. Maroney, III        22,000          13.8     $5.875     01/02/06                $81,285    $205,991
Kenneth L. Nibling           22,000          13.8      5.875     01/02/06                 81,285     205,991
Martin I. Greenberg          20,000          12.6      5.875     01/02/06                 73,895     187,265

(1) Under the terms of the Company Stock Option Plan, all options granted become exercisable in five equal annual installments beginning on the date of grant. Options are granted for a term of ten years, subject to earlier termination in certain events. The exercise price is equal to the closing price of the Common Stock on the Nasdaq National Market on the date of grant. The Compensation Committee retains discretion, subject to certain restrictions, to modify the terms of outstanding options and to reprice outstanding options. In connection with the Drexel Merger, certain executive agreements for Messrs. Maroney, Nibling and Greenberg were amended to provide that all of their then outstanding options will be exercisable until two years after termination, and the executive agreement for Mr. Larkin was amended to provide that all of his then outstanding options will be exercisable until two years after his termination of employment with the Company or five years from April 24, 1996.

    The following table sets forth certain information with respect to the unexercised options to purchase shares of Common Stock under the Company Stock Option Plan to the Named Officers and held by them at December 31, 1996. No options were exercised by any of the Named Officers in 1996.

    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                              OPTION/SAR VALUES(1)

                                  Number of Unexercised Options      Value of Unexercised In-the-Money
                                       at December 31, 1996            Options at December 31, 1996(1)
                                --------------------------------     ---------------------------------
Name                            Exercisable       Unexercisable       Exercisable      Unexercisable
----                            -----------       -------------       -----------      -------------
John F. Lauletta                    56,359           147,557          $   673,381         $1,755,517
William V. Larkin, Jr.             220,802                 0            2,018,541                  0
Joseph C. Winkler                   15,483            54,192              184,995         $  642,489
James F. Maroney, III               67,650                 0              628,075                  0
Kenneth L. Nibling                  67,650                 0              628,075                  0
Martin I. Greenberg                 82,287                 0              756,711                  0
--------------------

(1) Based on the closing price of Common Stock on the Nasdaq National Market on December 31, 1996 ($15.50).

MANAGEMENT AGREEMENTS

   Executive Agreements. Messrs. Greenberg, Maroney and Nibling have written arrangements with the Company which provide certain benefits upon a change in control of the Company. Change of control is generally deemed to occur when:
(i) a person becomes or enters into a contract to become beneficial owner of 50% or more of the common stock of the Company or TVI, (ii) all or substantially all of the business of the Company or TVI is disposed of pursuant to a merger, consolidation or otherwise (or a contract providing for such disposition is entered into) and the Company or TVI, as applicable, is not the surviving corporation or the stockholders of the applicable company prior to the transaction do not continue to own at least 60% of the surviving corporation,
(iii) the Company or TVI is materially or completely liquidated, (iv) any person purchases stock of the Company or TVI in a tender or exchange offer with the express or implied intent of acquiring control of the Company or TVI, as applicable, or (v) a majority of the board of directors of the Company or TVI is replaced over a two-year period, unless such replacements have been approved by at least one-third of those remaining directors who were directors at the beginning of such two-year period. Immediately upon a change in control, all unvested stock options and other applicable grants of long-term incentives, if any, will vest. In addition, if during the two year period following a change of control, any executive officer (i) is involuntarily terminated other than for cause (as defined therein), death or disability or (ii) voluntarily terminates for good reason (as defined therein), such executive officer will receive severance pay equal to two and one half times the greater of (x) the sum of his or her annual salary then in effect and his or her maximum annual bonus opportunity (as defined) then in effect or (y) the sum of his or her annual salary and his or her maximum annual bonus opportunity for either of the two previous years. Such executive officer will also be provided ownership of a Company automobile or payment of 2 1/2 times his or her annual car allowance, life and health insurance benefits and participation (including Company contributions) in the Company's 401(k) Plan for a period of thirty months, outplacement assistance, payment of excise tax on any deemed parachute payments and a gross up amount for any income tax payment due on any additional benefits which may be provided by individual employment agreements.

   In connection with the Drexel Merger, the executive agreements of the then existing executive officers of the Company were amended to provide that all of their then outstanding options will be exercisable until two years after their termination of employment with the Company or five years from the consummation of the Drexel Merger with respect to then outstanding options held by Messrs. Larkin and Reid.

   Other Severance Arrangements. Each of Messrs. Winkler, Maroney, Nibling and Greenberg is entitled to receive severance pay equal to the greater of six months' base salary ($77,500, $65,000, $61,000 and $47,700) or one and one half weeks' base salary for each year of his employment with TVI (or TVI's predecessor) (approximately $8,942, $26,250, $17,596 and $63,294 as of April 1,
1996). Mr. Lauletta is entitled to receive severance pay up to one year's base salary ($275,000). Additionally, a pro rata portion of Messrs. Lauletta's, Winklers', Maroney's, Nibling's and Greenberg's bonus are payable if employment is terminated without cause.


DEFINED BENEFIT PLAN

   A German subsidiary of the Company offers a defined benefit plan for its employees. Plan benefits are determined based on years of employment and a pension formula, and are subject to certain national insurance rates. The pension formula provides that payment of the pension benefits will be based on an average of the employee's annual salary for the last three years (the "Average Annual Salary"). That portion of the employee's Average Annual Salary up to the average social security contribution ceiling for the last three years is multiplied by 0.5% and the remaining Average Annual Salary is multiplied by 1.65%. The products of the two calculations are then added together, and the resulting amount is multiplied by the years of employment to determine the plan benefits to be received by the employee.

                         COMPENSATION COMMITTEE REPORT

   The Compensation Committee (the "Committee") of your Board of Directors is pleased to present its annual report which is intended to update stockholders on the development of the executive compensation program. This report summarizes the responsibilities of the Committee, the compensation policy and objectives that guide the development and administration of the executive compensation program, each component of the program, and the basis on which the compensation for the chief executive officer, corporate officers and other key executives was determined for the calendar year ended December 31, 1996.

   During the fiscal year, the Committee was comprised of the following Board Members, all of whom were non-employee directors of the Company: Eric L. Mattson, Chair, Martin R. Reid and L.E. Simmmons. The Committee's responsibilities were to oversee the development and administration of the total compensation program for corporate officers and key executives, and administer the executive incentive and stock plans. During the fiscal year, the Committee met two times. In June 1996, the Committee retained J.E. Stone & Associates, an executive compensation and benefits consulting firm, to undertake a comprehensive review and restructuring of the executive compensation program following the merger of the Company and D.O.S. Ltd. ("Drexel").

EXECUTIVE COMPENSATION PHILOSOPHY

   In designing its compensation programs, the Company follows its belief that compensation should reflect the value created for stockholders while supporting the business strategies and long-range plans of the Company and the markets the Company serves. In doing so, the compensation programs reflect the following themes:

      A compensation program that stresses the Company's annual financial performance and increase in value.

      A compensation program that strengthens the relationship between pay and performance by providing variable, at-risk compensation that is reflective of current market practices.

      An annual incentive plan that supports a performance-oriented environment with superior performance resulting in total annual compensation above competitive levels.

      A long-term incentive plan that is designed to reward executive officers for the long-term strategic management of the Company and the enhancement of stockholder value.

   The Committee reviews and determines the compensation of the executive officers of the Company with this philosophy on compensation as its basis.

   On an annual basis the Committee, in conjunction with executive management, assesses the effectiveness of the overall program and compares the compensation levels of its executives and the performance of the Company to the compensation received by executives and the performance of similar companies. For 1996, the primary market comparisons were made to a broad group of 44 oilfield manufacturing and service companies, adjusted for size and job responsibilities. Of the companies in the primary comparison group, 19 are included in the SCI Upstream Index, the peer index of 75 oil service companies which is used to compare stockholder returns in the performance graph presented elsewhere in this proxy. Data sources include industry survey groups, national survey databases, proxy disclosures and general trend data which are updated annually.

   Section 162(m) of the Internal Revenue Code of 1986, as amended, currently imposes a $1 million limitation on the deductibility of certain compensation paid to the Company's five highest paid executives. Excluded from the limitation is compensation that is "performance based." For compensation to be performance based, it must meet certain criteria, including being based on predetermined objective standards approved by stockholders. The Committee intends to design the Company's compensation to conform to IRC Section 162(m) and related regulations so that total compensation paid to any employee will not exceed $1 million in any one year, except for compensation payments which qualify as "performance based." The Company may, however, pay compensation which is not deductible in limited circumstances when sound management of the Company so requires.

EXECUTIVE COMPENSATION COMPONENTS

   The following is a discussion of the principal components of the executive compensation program, each of which is intended to serve the overall compensation philosophy.

   Base Salary. The base salary program targets the median of the primary comparison group. Each executive is reviewed individually on an annual basis. Salary adjustments are based on the individual's experience and background, performance during the prior year, the general movement of salaries in the marketplace, and the Company's financial position. Due to these factors, an executive's base salary may be above or below the primary comparison group median at any point in time. Overall, the base salaries of the corporate officers and key executives approximated the primary comparison group median for 1996.

   Annual Management Incentive Compensation. The Committee administers management incentive plans for executive officers, general managers, operations and sales managers and sales representatives. The goal of the management incentive plans is to reward participants in proportion to the performance of the Company and/or the business unit/region for which they have direct impact. Annual incentive awards are granted upon the achievement by the participants of annual financial criteria established by the Committee. The financial measures for 1996 were based upon Company earnings before interest, taxes, depreciation and amortization ("EBITDA"), and were stated in terms of pre-established target and maximum goals for each individual as determined by the Committee. Under the plans as in effect during 1996, each participant was entitled to receive a percentage of his or her salary if the target goal was met, and a higher percentage of his or her salary if higher targeted goals were met.

   For 1997, the management incentive plans will be revised to rely on predetermined, objective performance measures. For corporate participants, the measure of corporate performance will be earnings per share. For business unit and regional participants, the performance measures will also include business unit and/or region pretax profit margin.

   Long-Term Stock Based Compensation. The goal of the Company's long-term stock based incentive plan is to directly link a significant portion of the executive's compensation to the enhancement of stockholder value. In addition, long-term incentives encourage management to focus on the long-term development and prosperity of the Company in addition to annual operating profits.

   The Company grants stock options to its key executives based on competitive multiples of base salary. Senior executives typically receive a higher multiple and, as a result, have a greater portion of their total compensation linked to increases in stockholder value. In determining the appropriate grant multiples, the Company compares itself to publicly traded oilfield manufacturing and service companies of comparable size and targets awards between the market median and 75th percentile. The ultimate value of any stock option is based solely on the increase in value of the shares over the grant price. Options have historically been granted at fair market value on the date of grant, have a term of ten years, and vest over a four- or five-year period. Accordingly, stock options have value only if the stock price appreciates from the date of grant. This at-risk component of compensation focuses executives on the creation of stockholder value over the long-term and encourages equity ownership in the Company. In January 1996, stock options were awarded to Company executives and key managers of the Company. No additional options were granted during 1996.

   The Committee believes it is in the best interests of stockholders of the Company for senior executives to own significant amounts of Company stock. In 1997, the Committee intends to establish specific minimum and target ownership levels for senior executives.

   Compensation of the Chief Executive Officer. The Chief Executive Officer, Mr. John Lauletta, participates in the executive compensation programs described in this report. Mr. Lauletta was named Chief Executive Officer upon completion of the merger between the Company and Drexel. For 1996, Mr. Lauletta's base salary, on an annualized basis, was $275,000. Mr. Lauletta's salary was based on the factors discussed above in "Base Salary," including a review of market pay trends and his efforts in the merger between the Company and Drexel. Mr. Lauletta received an incentive award for 1996 of $206,250 and a grant under the Company's equity participation plan of 5,806 shares of common stock of the Company. The Company typically grants options to its executive officers in January of each year. As Mr. Lauletta did not become the Chief Executive Officer of the Company until after the merger with Drexel in April 1996, no stock options were awarded to Mr. Lauletta in 1996.

                                     Eric L. Mattson
                                     Martin R. Reid
                                     L. E. Simmons

Date:  March 31, 1997

   The above report of the Compensation Committee will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the same by reference.


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The Compensation Committee, which is responsible for the compensation policies of the Company with respect to its executive officers, is comprised of Messrs. Mattson, Reid and Simmons, and met twice in 1996. See "Proposal 1-Election of Directors-Committees." Mr. Simmons is the Chairman of the Board of the Company and TVI; however, Mr. Simmons does not receive any compensation from the Company as an executive officer.

                              PERFORMANCE GRAPH(1)

   The following line graph compares the yearly percentage change in the cumulative total stockholder return on the Common Stock against the cumulative total return of a peer index of 75 oil service companies prepared by Simmons & Company International, an independent third party, and the Nasdaq Composite Stock Index, each for the period from December 31, 1991 to December 31, 1996.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                 AMONG TUBOSCOPE, S&P 500 INDEX AND PEER GROUP

                                                            COMPANY
Measurement Period             NASDAQ       SCI UPSTRON     COMMON
(Fiscal Year Covered)          INDEX           INDEX         STOCK
-------------------          ----------     -----------     -------
Measurement Pt- 12/91        $100.00        $100.00         $100.00
FYE  6/92                    $ 96.12        $ 80.33         $ 94.64
FYE 12/92                    $115.45        $ 86.89         $ 85.71
FYE  6/93                    $120.06        $135.17         $123.21
FYE 12/93                    $132.48        $125.52         $ 87.50
FYE  6/94                    $120.40        $141.51         $ 96.43
FYE 12/94                    $127.96        $131.56         $ 85.71
FYE  6/95                    $159.20        $160.91         $ 91.07
FYE 12/95                    $179.44        $204.05         $ 81.25
FYE  6/96                    $202.10        $253.57         $158.93
FYE 12/96                    $220.18        $324.21         $221.43

---------------
(1) Assumes $100 invested on December 31, 1991 and all dividends reinvested.


                              CERTAIN TRANSACTIONS

   Brentwood, Hub, Northwestern and certain other persons are parties to the Stockholders' Agreement, pursuant to which they are granted registration rights which are not generally available to other stockholders of the Company. See "Voting Securities and Certain Holders Thereof--Registration Rights--Initial Capitalization." Pursuant to the terms of the Vetco Services acquisition, BHI was also granted certain registration and other rights not generally available to other stockholders. See "Voting Securities and Certain Holders Thereof-- Registration Rights--Vetco Services Acquisition," "Voting Securities and Certain Holders Thereof--BHI Right of First Refusal" and "--BHI Standstill." The FGS Stockholders are entitled to certain "piggyback" registration rights with respect to the shares of Common Stock obtained pursuant to the FGS Merger which are not generally available to other stockholders of the Company. See "Voting Securities and Certain Holders Thereof-Registration Rights-Fiber Glass Systems Acquisition." In addition, the Drexel Stockholders also have certain "piggyback" and demand rights obtained pursuant to the terms of the Drexel Merger which are not generally available to other stockholders of the Company. See "Voting Securities and Certain Holders Thereof-Registration Rights-Drexel Merger."

   On March 7, 1997, pursuant to the FGS Merger Agreement, the Company acquired Fiber Glass Systems, Inc. Upon consummation of the FGS Merger, the outstanding shares of capital stock of FGS were converted into the right to receive (i) approximately 1.69 million shares of Common Stock and approximately $907,000 in cash and (ii) up to an additional approximate 726,000 shares of Common Stock and approximately $355,000 in cash pursuant to certain earnout provisions (relating to FGS' fiscal 1997 performance) contained in the FGS Merger Agreement. FGSI Partners, L.P., a limited partnership, owned approximately 80% of the outstanding capital stock of FGS. The general partner of FGSI Partners, L.P. is SCF Partners, L.P., a limited partnership. The general partner of SCF Partners, L.P., is L.E. Simmons & Associates, Incorporated. L. E. Simmons, the Chairman of the Board of the Company, is the president, a director and sole stockholder of L.E. Simmons & Associates, Incorporated.

   In connection with the Drexel Merger, Messrs. Larkin, Reid and Koons received severance payments on April 24, 1996 of $2,435,270, $2,457,150 and $1,479,660,
respectively, in connection with their resignations from office pursuant to the terms of certain executive agreements.


                        COMPLIANCE WITH SECURITIES LAWS

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, "Insiders"), to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Insiders are required by regulation of the Commission to furnish the Company with copies of all Section 16(a) forms they file.

   To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, during the year ended December 31, 1996, all Section 16(a) filing requirements applicable to its Insiders were complied with, except that Mr. Hage, a former executive officer of the Company, failed to timely file his Form 5 reporting an exempt grant of options under the Company's stock option plan and Mr. Greenberg reported non-exempt dispositions of Common Stock on his Form 5.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

GENERAL

   Directors are elected at each Annual Meeting of Stockholders and hold office until their successors are duly elected and qualified at the next Annual Meeting of Stockholders. The Company's Certificate of Incorporation requires that there be a minimum of one and maximum of ten members of the Board of Directors. The authorized number of directors is currently fixed at six.

   Set forth below are the names and descriptions of the backgrounds of the nominees for election as directors of the Company. Each of the Company's six nominees for election to the Board of Directors is currently serving as a director of the Company and was elected to his present term of office by the stockholders of the Company. In January 1994, the Board of Directors appointed Eric L. Mattson as a director. Mr. Mattson's appointment in 1994 and his nomination at this Meeting, is pursuant to certain rights granted to BHI in connection with the Company's acquisition of Vetco Services in 1992. See "Voting Securities and Certain Holders Thereof--BHI Standstill."

   L.E. SIMMONS, 50, has been Chairman of the Board of the Company since April 1996. Mr. Simmons has for more than five years served as President and a director of L.E. Simmons & Associates, Incorporated, which, through an affiliate, manages private institutional investment partnerships. Mr. Simmons also serves as a director of Zions Bancorporation, CE Franklin, Ltd. and Drilex International, Inc.

   JEROME R. BAIER, 44, has been a director of the Company since 1988. Since October 1996, Mr. Baier has been Vice President-Securities of Northwestern Mutual Life Insurance Company ("Northwestern"). From

October 1989 to October 1996, Mr. Baier was Director--Securities of Northwestern. For more than five years prior to October 1989, Mr. Baier was Associate Director-Securities of Northwestern.

   JOHN F. LAULETTA, 52, has been the President and Chief Executive Officer and a director of the Company since April 1996. From 1993 to April 1996, Mr. Lauletta was the President and Chief Executive Officer of Drexel. From 1973 until 1993, Mr. Lauletta was with BHI, holding several executive positions, including President of Exlog/TOTCO, President of Milpark Drilling Fluids and Vice president of Baker Hughes INTEQ.

   J.S. DICKSON LEACH, 51, has been a director of the Company since April 1996. Prior to the Drexel Merger, Mr. Dickson Leach was a director of Drexel for 15 years. He has been a director and executive officer of Sir Elly Kadoorie & Sons which is a management firm for Actinium and certain other investments on behalf of Michael D. Kadoorie and his family, since 1973. He is Chairman of Tai Ping Carpets International Ltd, Vice Chairman of China Light & Power Co. Ltd. and a director of The Hong Kong & Shanghai Hotels Ltd. and Hong Kong Aircraft Engineering Company, all publicly quoted Hong Kong Companies.

   ERIC L. MATTSON, 45, has been a director of the Company since January 1994. Mr. Mattson is and has been Senior Vice President and Chief Financial Officer of BHI since July 1993. For more than five years prior to 1993, Mr. Mattson was Vice President and Treasurer of BHI.

   MARTIN R. REID, 54, has been a director of the Company since 1990. Mr. Reid was Chairman of the Board of the Company from October 1990 to April 1996 and was Chief Executive Officer of the Company and TVI from May 1991 to October 1993. From June 1994 to present, Mr. Reid has served as the Chairman of the Board and Chief Executive Officer of Rental Service Corporation, an equipment rental company. From 1990 through 1993, Mr. Reid was a general partner in MDR Associates, a private investment concern. From September 1986 to June 1990, Mr. Reid was Chief Executive Officer of Eastman Christensen Co., a worldwide provider of directional and horizontal drilling systems to the oil and gas industry. Mr. Reid was also Vice Chairman of Eastman Christensen Co. from August 1989 to June 1990.

   The Company is not aware of any family relationships among any of the foregoing directors and its executive officers. The Certificate of Incorporation and Bylaws of the Company contain provisions eliminating or limiting the personal liability of directors for violations of a director's fiduciary duty to the extent permitted by the General Corporation Law of the State of Delaware.

COMMITTEES

   The Board of Directors held eight meetings during the fiscal year ended December 31, 1996. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors held during such period and the total number of meetings held during such period by all committees of the Board of Directors on which that director served.

   Until April, 1996, the Company had standing Audit, Stock Option and Executive Committees. The Company currently has standing Audit, Executive and Compensation Committes but has not established a Nominating Committee. During fiscal 1996, Messrs. Baier, Mattson, Seaver and Shelton comprised the Audit Committee until April 24, 1996; thereafter, the Audit Committee was comprised of Messrs. Baier and Leach. The Audit Committee did not meet during the fiscal year ended December 31, 1996 but met in late 1995 and January of 1997. The Audit Committee's responsibilities include recommending the selection of the Company's independent auditors to the Board of Directors, reviewing the (i) scope and results of the audit engagement with the independent auditors and management, (ii) adequacy of the Company's internal accounting control procedures, (iii) independence of the independent auditors and (iv) range of audit and non-audit fees charged by the independent auditors. Messrs. Warren, Hubbard, and Pennington comprised the Stock Option Committee until April 24, 1996. The Stock Option Committee, which met once during the period from January 1, 1996 to April 24, 1996 was responsible for administration of the Company's stock option plans. The Stock Option Committee was disbanded in April 1996 when its functions were made the responsibility of the Compensation Committee, comprised of Messrs. Mattson, Reid and Simmons. Until April 24, 1996, Messrs. Hubbard, Reid, Pennington, and Shelton comprised the Executive Committee; thereafter, the Executive Committee was comprised of Messrs. Simmons, Lauletta and

Mattson. The Executive Committee did not meet during the fiscal year ended December 31, 1996. Unitl April 1996, the Executive Committee's responsibilities included reviewing and approving the compensation of the Company's directors, officers and employees and performing other related functions upon request of the Board of Directors. In April, 1996 the Executive Committee was reconstituted as a general advisory committee which reviews ongoing operations of the Company and performs other functions at the request of the Board of Directors, and its compensation-related responsibilities were given to the Compensation Committee.

DIRECTOR COMPENSATION AND AUTOMATIC-GRANT STOCK OPTION PLAN

   Each of the directors of the Company who is neither an employee nor otherwise subject to an agreement to provide services to the Company (a "Qualified Director") is entitled to receive $10,000 per year as compensation for membership on the Board of Directors, plus $1,000 for each regular and special meeting of the Board of Directors attended by him. In addition, if a Qualified Director is a member of such committee, he is entitled to receive an attendance fee of $1,000 for each Executive Committee meeting and an attendance fee of $300 for each meeting of the Audit Committee or Stock Option Committee attended by him. In addition, certain directors may be granted options under the terms of the Stock Option Plan for Non-Employee Directors.

   Under the terms of the 1996 Equity Participation Plan of the Company, each director of the Company who was not an employee of the Company was automatically granted an initial option to purchase 4,000 shares of the Company's Common Stock on April 24, 1996. Each non-employee director who is first appointed or elected to the Board after April 24, 1996 is automatically granted an initial option to purchase 4,000 shares of Common Stock on the date of such appointment or election to the Board. In addition, each non-employee director of the Company is granted automatically options to purchase an additional 4,000 shares on the date of the Annual Meeting of Stockholders each year following the initial grant. All options are granted with an exercise price equal to the fair market value of the Company's common stock on the date of grant.

   In connection with the Drexel Merger, each of the agreements evidencing the outstanding options under the Company's Stock Option Plan for Non-Employee Directors of the Company and held by the then current non-employee directors of the Company were amended to accelerate the vesting of the 112,000 in the aggregate unvested options and extend the exercise period for all of the outstanding options held by such directors, so that such options are exercisable in accordance with the provisions of each option agreement until April 24, 2001.

VOTE

   Directors will be elected by a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Meeting. Accordingly, abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes. Unless instructed to the contrary, the shares represented by the proxies will be voted FOR the election of the six nominees named above as directors. Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, the proxies will be voted for such other person or persons as may be designated by the Company's Board of Directors.

                                   PROPOSAL 2

                          ADOPTION OF AN AMENDMENT TO
                        THE CERTIFICATE OF INCORPORATION

   The Board of Directors of the Company has unanimously adopted, subject to stockholder approval, an amendment to the Company's Certificate of Incorporation, which will change the name of the Company to Tuboscope Inc. A copy of the amendment to the Certificate of Incorporation is set forth in Appendix "A" to this Proxy Statement. The stockholders are asked to approve of this amendment to the Certificate of Incorporation.

VOTE AND RECOMMENDATIONS

   The affirmative vote of a majority of the outstanding shares of the Company's Common Stock is required to approve the proposed Amendment to the Certificate of Incorporation. Abstentions as to this Proposal 2 will have the same effect as votes against Proposal 2. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of Proposal 2 and will not be counted as votes for or against Proposal 2. Properly executed, unrevoked Proxies will be voted FOR Proposal 2 unless a vote against Proposal 2 or abstention is specifically indicated in the Proxy.

   THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.


                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

   All proposals of stockholders intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be directed to the attention of the Secretary of the Company, at the address of the Company set forth on the first page of this Proxy Statement, by December 19, 1997 if they are to be considered for possible inclusion in the Proxy Statement and form of proxy used in connection with such meeting.

                                 OTHER MATTERS

   As of the date of this Proxy Statement the Board of Directors knows of no other matters which may be presented for consideration at the Meeting. However, if any other matter is presented properly for consideration and action at the Meeting, or any adjournment or postponement thereof, it is intended that the Proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

   Ernst & Young LLP has been appointed as auditor for the Company for fiscal year 1997, subject to the discretion of the Board of Directors to appoint different auditors if it deems appropriate. It is currently expected that representatives of the Company's principal accountants for the current year will be present at the Meeting where they will have the opportunity to make a statement if they so decide and will be available to respond to appropriate questions.


                                     By Order of the Board of Directors,



                                     James F. Maroney, III,
                                     Vice President, Secretary and General
                                     Counsel
Dated:  April 15, 1997

                                                                      APPENDIX A

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

   Tuboscope Vetco International Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, Does Hereby Certify:

   First: That the Board of Directors of Tuboscope Vetco International Corporation duly adopted a resolution setting forth a proposed amendment of the Certificate of Incorporation of the corporation, declaring the proposal amendment to be advisable and in the best interest of the corporation and its stockholders, and directing that the proposed amendment be considered at the next annual meeting of the stockholders of the corporation. The resolution setting forth the proposed amendment is as follows:

      Resolved, that Article First of the Certificate of Incorporation of the Company is hereby amended, subject to stockholder approval, to read in its entirety as follows:

      "FIRST: The name of the Corporation is Tuboscope Inc. (hereinafter referred to as the "Company")."

   Second: That thereafter, pursuant to resolution of its Board of Directors and upon the vote of its stockholders at the 1997 Annual Stockholders Meeting, the necessary number of shares as required by statute were voted in favor of the amendment.

   Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

   IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by John F. Lauletta, President and Chief Executive Officer and attested by James
F. Maroney, III, its Vice President, Secretary and General Counsel, this ____ day of May 1997.

                              TUBOSCOPE VETCO INTERNATIONAL CORPORATION


                              By:
                                 --------------------------------------
                                 John F. Lauletta
                                 President and Chief Executive Officer

ATTEST:



--------------------------
James F. Maroney, III
Vice President, Secretary
 and General Counsel

                   TUBOSCOPE VETCO INTERNATIONAL CORPORATION
          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 1997


     The undersigned hereby appoints Joseph C. Winkler and James F. Maroney, III, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes either of them to act and to vote at the annual meeting of stockholders of Tuboscope Vetco International Corporation (the "Company") to be held on May 19, 1997, and at any adjournments thereof, as indicated upon all matters referred to on this proxy card and described in the Proxy Statement for the Annual Meeting, and, in their discretion, upon any other matters which may properly come before the meeting.

     Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on this proxy card and in the discretion of the proxy holders as to any other matter that may properly come before the meeting. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR PROPOSALS 1 and 2.


      (Instruction: To WITHHOLD AUTHORITY to vote for any nominees, draw a line through (or otherwise strike out) the nominee's name in the list above.

     1.  Elect members of the Board of Directors of Tuboscope.

     [_] FOR ALL nominees listed to the right      [_] WITHHOLD AUTHORITY to vote for      Jerome R. Baier, John F. Lauletta,
         (except as marked to the contrary).           all nominees listed to the right    J. S. Dickson Leach, Eric L. Mattson,
                                                                                           Martin R. Reid, L. E. Simmons

     2. Approval of an amendment to the Company's Certificate of Incorporation changing the name of the Company to Tuboscope Inc.

                      [_] FOR   [_] AGAINST   [_] ABSTAIN

                                                                                    Date
--------------------------            ----------------------------------------           ---------------------------
(Signature)                           (Signature)

Please sign as name(s) appears on this proxy card, and date this proxy card. If a joint account, each joint owner must sign. If signing for a corporation or partnership as agent, attorney or fiduciary, indicate the capacity in which you are signing.